ACCESS ENERGY INC.
COMMON SHARE PURCHASE AGREEMENT

THIS COMMON SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of August 3, 2007, by and among ACCESS ENERGY INC., an Ontario corporation (the “Company”), BLACKSANDS PETROLEUM, INC., a Nevada corporation (the “Purchaser”), H. REGINALD F. BURDEN (“Burden”) and PAUL PARISOTTO (“Parisotto”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of six hundred (600) shares of common stock of the Company (the “Shares”) to the Purchaser;

WHEREAS, the Shares, when issued pursuant to this Agreement, will constitute 75% of the Company’s issued and outstanding share capital;

WHEREAS, the Purchaser desires to purchase the Shares on the terms and conditions set forth herein;

WHEREAS, the Company desires to issue and sell the Shares to the Purchaser on the terms and conditions set forth herein;

WHEREAS, all amounts set forth herein are in Canadian dollars unless otherwise indicated;

WHEREAS, on November 10, 2006, the Purchaser paid the Company $100,000 (the “Exclusivity Fee”) in exchange for the Company’s agreement (“Exclusivity Agreement”) that for a period of 120 days from the date of the Exclusivity Agreement, the Company would refrain from soliciting or encouraging the submissions of proposals or offers from any person other than the Purchaser relating to the purchase of all or a significant portion of the Company’s assets and those of its subsidiaries;

WHEREAS, the Exclusivity Agreement was extended twice for no additional consideration; and

WHEREAS, on May 17, 2007, the Purchaser placed $250,000 (“Escrowed Funds”), together with a loan agreement into escrow, and the Company placed a note (“Note”) for that amount into escrow.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND PURCHASE.

1.1 Authorization of Shares. The Company has authorized the sale and issuance to the Purchaser of the Shares. The Shares have the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation of the Company (the “Articles”).

1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Shares, for an aggregate purchase price of Cdn$3,431,757.15, (the “Purchase Price”), together with 1,500,000 warrants (“Warrants”) of the Purchaser to be issued to H. Reginald F. Burden. Each Warrant shall be exercisable for one common share of Blacksands at an exercise price of US$2.00 for a period of five years after issuance.

2.	CLOSING, DELIVERY AND PAYMENT.

2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 10:00 a.m. on July 30, 2007, at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY, or at such other time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2 Delivery and Payment. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate representing the Shares and the Purchaser shall deliver the Purchase Price to the Company less (i) the Exclusivity Fee already paid to the Company pursuant to the Exclusivity Agreement, and less (ii) the Escrowed Funds (including amounts previously released from escrow). The net consideration to be paid to the Company will be Cdn$3,077,935.23, and shall be paid to the Company by wire transfer of funds available no later than the day after the wire was initiated. Also at the Closing, the Note shall be deemed to be paid in full.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below.

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Unanimous Shareholders’ Agreement of even date herewith among the Company, the Purchaser and the other parties thereto (the “Shareholders’ Agreement”), the Common Stock Purchase Warrants issued to H. Reginald F. Burden, and all other documents contemplated hereby and thereby (collectively, the “Related Agreements”), to issue and sell the Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business in the jurisdictions where it is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its current activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. Except as set forth on Schedule 3.2, the Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the shares of or any interest in any corporation, partnership, limited liability company or other business entity (other than pursuant to the Agreement and the Related Agreements).

3.3 Capitalization; Voting Rights.

(a) The Company is authorized to issue an unlimited number of common shares (“Common Shares”), of which two hundred (200) are issued and outstanding. Immediately after giving effect to the transactions contemplated by this Agreement, there will be eight hundred (800) Common Shares issued and outstanding.

(b) The Company does not have any option or similar equity incentive plans. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant.

(c) Except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d) All of the Company’s issued and outstanding Common Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable and (ii) were issued in compliance with all applicable provincial, state and federal laws and regulations concerning the issuance of securities (“Securities Laws”).

(e) The rights, preferences, privileges and restrictions of the Shares are as stated in the Articles. The Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Articles, the Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchaser; provided, however, that the Shares may be subject to restrictions on transfer and subject to securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(f) No share plan, share purchase, share option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of shares or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events.

3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and pursuant to the Articles has been taken. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

3.5 Liabilities. Except as provided on Schedule 3.5, the Company has no material liabilities that would be required to be reflected on a balance sheet in accordance with Canadian generally acceptable accounting principles (“GAAP”) and, to the best of its knowledge, no material contingent liabilities that would be required to be disclosed in footnotes to the Company’s financial statements in accordance with GAAP, except in each case current liabilities incurred in the ordinary course of business which would not reasonably be expected to materially and adversely affect the business, assets, properties or financial condition of the Company.

3.6 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof on the other hand.

(b) Except as provided on Schedule 3.6(b), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which involve future obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000.

(c) The Company has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities, other than the Loan, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

3.7 Obligations to Related Parties. Except as provided on Schedule 3.7, there are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company). Other than ownership of shares of any shareholder of the Company that is itself a corporation or limited liability company, none of the officers, directors or, to the best of the Company’s knowledge, key employees or shareholders of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (ii) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than the Related Agreements and the transactions contemplated thereby and other than such contracts as relate to any such person’s ownership of share capital or other securities of the Company).

3.8 Changes. Except as provided on Schedule 3.8, and to the knowledge of the Company, since the formation of the Company, there has not been:

(a) Any change in the assets, liabilities, financial condition or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

(b) Any resignation or termination of any officer, key employee or group of employees of the Company;

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(e) Any waiver by the Company of a valuable right or of a material debt owed to it;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(g) Any labor organization activity related to the Company;

(h) Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(i) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(j) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Company; or

(k) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (k) above.

3.9 Title to Properties and Assets; Liens, Etc. Except as provided on Schedule 3.9, The Company has good and marketable title to its owned properties and assets and a valid leasehold interest in its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.

3.10 [Intentionally omitted]

3.11 Compliance with Other Instruments. Except as provided on Schedule 3.11, the Company is not in violation or default of any term of its charter documents, or any document thereof, each as amended. The Company is not in violation or default under any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ which would materially adversely affect the Company’s business, assets, properties or financial condition. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.12 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, business, properties or financial condition of the Company or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.13 Tax Returns and Payments. The Company has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.14 Employees. The Company currently does not have any employees, nor has it had any employees in the past. To the Company’s knowledge, the performance of the Company’s contracts with its independent contractors, will not result in any violation of any agreement relating to the right of such individual to contract with the Company. The Company has not received any notice alleging that any such violation has occurred.

3.15 Registration Rights and Voting Rights. The Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act of 1933, as amended (the “Securities Act”), any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Shareholders’ Agreement, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

3.16 Compliance with Laws; Permits. To the knowledge of the Company, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, properties or financial condition of the Company. To the knowledge of the Company, no domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. To the knowledge of the Company, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.17 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety in any material respect, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.18 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable Securities Laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any Securities Laws.

3.19 Full Disclosure. Except as provided on Schedule 3.19, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in this Agreement or the Related Agreements.

3.20 Minute Books. The minute books of the Company made available to the Purchaser contain a complete summary of all meetings of directors and shareholders since the time of incorporation.

4.	PROSPECTUS EXEMPTIONS

The sale of the Shares by the Company to the Purchaser is conditional upon such sale being exempt from the requirements as to the filing of a prospectus and as to the preparation of an offering memorandum or similar document under applicable Securities Laws or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum or similar document.

4.1 The Purchaser acknowledges and agrees that:

(a) it has not received or been provided with a prospectus, offering memorandum (within the meaning of the Securities Laws) or similar document and that its decision to enter into this Agreement and to purchase the Shares from the Company has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company;

(b) as a consequence of the sale being exempt from the prospectus requirements of the Securities Laws

(1) certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser,

(2) the Purchaser may not receive information that would otherwise be required to be given under the Securities Laws, and

(3) the Company is relieved from certain obligations that would otherwise apply under the Securities Laws; and

(c) no Person has made any written or oral representation

(1) that any Person will resell or repurchase the Shares,

(2) that any Person will refund the Purchase Price;

(3) as to the future price or value of the Shares; or

(4) that any of the Shares will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Shares for trading on a stock exchange.

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company, Burden and Parisotto as follows (provided, that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1 Requisite Power and Authority. The Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

5.2 Investment Representations. The Purchaser understands that the Shares have not been registered under the Securities Act. The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in the Agreement. The Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that the Company has no present intention of registering the Shares or any of its Common Shares. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(b) Acquisition for Own Account. The Purchaser is acquiring the Shares for the Purchaser’s own account for investment only, and not with a view towards their distribution.

(c) Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e) Company Information. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f) Rule 144. The Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

5.3 Transfer Restrictions. The Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Shareholders’ Agreement.

5.4 General.

(a) None of the funds being used to purchase the Shares are to the Purchaser’s knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities;

(b) The Purchaser is not a "promoter" of the Company within the meaning of the Securities Laws;

(c) Legal counsel retained by the Company (the "Company’s Counsel") is acting as counsel to the Company and not as counsel to the Purchaser. The relationship of the Company’s Counsel with the Purchaser is limited solely to responding to any questions which the Purchaser may have regarding the terms of the documents to be delivered in connection with this Agreement;

(d) The Purchaser acknowledges that no agency, governmental authority, securities commission or similar regulatory body, stock exchange or other entity has reviewed, passed on or made any finding or determination as to the merit for investment in the Shares nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Shares; and

(e) The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the purchase of the Shares and the completion of the transactions described herein by the Purchaser will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the Purchaser’s constating documents, by-laws or resolutions or the Securities Laws or any other laws applicable to the Purchaser, any agreement to which the Purchaser is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser.

6.	CONDITIONS TO CLOSING.

6.1 Conditions to the Purchaser’s Obligations at the Closing. The Purchaser’s obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements except for such as may be properly obtained subsequent to the Closing.

(d) Filing of Form D. The Company shall file a Form D with the Securities and Exchange Commission as soon as practicable following the Closing Date.

(e) Corporate Documents. The Company shall have delivered to the Purchaser or its counsel copies of all corporate documents of the Company as the Purchaser shall reasonably request.

(f) Compliance Certificate. The Company shall have delivered to the Purchaser a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a) and (c) of this Section 6.1 have been satisfied.

(g) Secretary’s Certificate. Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Articles as in effect at the time of the Closing, as certified by an official of the Company’s jurisdiction of incorporation, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) a certificate from the Company’s jurisdiction of incorporation attesting to the Company’s “good standing” in such jurisdiction and (iv) resolutions approved by the Board of Directors (and the shareholders, if necessary) authorizing the transactions contemplated hereby.

(h) Shareholders’ Agreement. The Shareholders’ Agreement shall each have been executed and delivered by the parties thereto.

(i) Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be four members and the Board shall consist of Darren Stevenson, Rick Wilson, Bruno Mosimann and Parisotto.

(j) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(k) Opinion of Counsel. The Purchaser shall have received from counsel to the Company a legal opinion in form and substance customary for transactions of the type contemplated by this Agreement, which opinion shall be reasonably satisfactory to the Purchaser.

6.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 5 made by the Purchaser shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b) Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing.

(c) Shareholders’ Agreement. The Shareholders’ Agreement shall have been executed and delivered by the parties hereto.

(d) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements.

7.	MISCELLANEOUS.

7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York in all respects as such laws are applied to agreements among New York residents entered into and performed entirely within New York, without giving effect to conflict of law principles thereof.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchaser or any of its representatives.

7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators.

7.4 Entire Agreement. This Agreement, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.6 Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of the Company and Purchaser.

7.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

7.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

If to the Company:	Copy to (which copy shall not constitute notice hereunder):

Access Energy Inc. 401 Bay Street Suite 2700, P.O. Box 152 Toronto, Ontario M5H 2Y4 Canada Attn: Paul A. Parisotto Facsimile: 416-359-7801	Fraser Milner Casgrain LLP Suite 3900 1 First Canadian Place 100 King Street West Toronto, Ontario, M5X 1B2 Attn: John Sabine, Esq. Facsimile: 416-863 4592

If to the Purchaser:	Copy to (which copy shall not constitute notice hereunder):

Blacksands Petroleum, Inc. Suite 1250, 645 7th Avenue SW Calgary, Alberta Canada T2P 4G8 Attn: Darren R. Stevenson, CEO Facsimile: 604-683-7837	Gottbetter & Partners, LLP 488 Madison Ave. New York, NY 10022, USA Telephone: 212-400-6900 Facsimile: 212-400-6901

or at such other address the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

7.9 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.10 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.13 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

7.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

7.15 Currency. All references to $s or dollars in this Agreement are to United States dollars, unless specifically stated otherwise.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

ACCESS ENERGY INC.

By:	/s/ Paul Parisotto
Name: Paul A. Parisotto
Title: President

By:	/s/ H. Reg. F. Burden
Name: H. Reginald F. Burden
Title: Vice President

BLACKSANDS PETROLEUM, INC.

By:	/s/ Darren R. Stevenson
Name: Darren R. Stevenson
Title: President

By:	/s/ Rick Wilson
Name: Rick Wilson
Title: Director